UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2008

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-31447 (Commission File Number)	74-0694415 (IRS Employer Identification No.)

1111 Louisiana Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-3187 (Commission File Number)	22-3865106 (IRS Employer Identification No.)

1111 Louisiana
Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

CENTERPOINT ENERGY RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13265 (Commission File Number)	76-0511406 (IRS Employer Identification No.)

1111 Louisiana
Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     The electric delivery system of CenterPoint Energy Inc.’s (“CenterPoint Energy”) electric transmission and distribution subsidiary, CenterPoint Houston Electric, LLC (“CEHE”), suffered substantial damage as a result of Hurricane Ike, which struck the upper Texas coast early Saturday, September 13. CEHE serves a 5,000 square-mile area surrounding metropolitan Houston, Texas, including Galveston Island.
     The strong Category 2 storm initially left more than 90 percent of CEHE’s over 2 million metered customers without power, the largest outage in CEHE’s more than 130-year history. Most of the widespread power outages were due to power lines damaged by downed trees and debris blown by the hurricane’s 100 mile-per-hour winds. In addition, on Galveston Island and along the coastal areas of the Gulf of Mexico and Galveston Bay, the storm surge and flooding from rains accompanying the storm caused significant damage or destruction of houses and businesses served by CEHE. CEHE crews and over 8,000 additional workers from across the United States and Canada restored power to approximately two-thirds of CEHE’s metered customers within the first eight days after the storm. Substantially all transmission circuits are back in service, and service has been restored to industrial customers directly served by these circuits.
     In addition, CenterPoint Energy’s natural gas distribution operations have also addressed substantially all of the natural gas leaks reported in its service territory across Texas and Louisiana.
     Restoration operations are ongoing and will continue until service is restored to all customers. The total cost for that restoration is currently estimated to be in the range of $350 million to $500 million, but that estimate is preliminary at this time, and costs ultimately incurred could vary from that estimate. CEHE will defer uninsured costs related to the storm restoration and believes it is entitled to recover prudently incurred storm costs in accordance with applicable regulatory and legal principles. CEHE anticipates that it will seek passage of legislation to allow securitization of storm restoration costs, similar to the special legislation enacted by the Texas Legislature, which permitted Entergy Gulf States to recover such costs after Hurricane Rita. Securitization bonds typically produce the lowest cost of recovery. The next Texas legislative session convenes in January 2009. Alternatively, CEHE has the right to seek recovery under traditional rate making principles.

     CenterPoint Energy and CEHE plan to fund the storm restoration efforts from cash on hand and bank credit facilities, subject to debt covenants.
     The following table details CenterPoint Energy’s and CEHE’s bank credit facilities (in millions):

		Amount Utilized at	Amount Remaining at
Company	Size of Facility	8/31/2008	8/31/2008
CenterPoint Energy	$1,200	$378	$822
CEHE	$300	$23	$277
     In addition, CenterPoint Energy Resources Corp. (“CERC”), the natural gas subsidiary of CenterPoint Energy, has its own $950 million bank credit facility, of which $435 million was utilized as of 8/31/2008. This facility is available to fund CERC’s business requirements. CERC’s restoration costs as a result of the storm are expected to be minimal. The CERC facility would not be used to fund CEHE’s hurricane restoration costs. The term of each credit facility extends to 2012.
     Consistent with industry practice, CEHE’s poles, towers, wires, street lights and the pole mounted equipment that comprise the transmission and distribution facilities are not covered by property insurance, but CenterPoint Energy has property insurance, subject to a deductible, that is expected to cover damage or loss to buildings, including office buildings, warehouses and their contents. That insurance also covers substations and compressor stations and their related equipment.
     Temporary outages caused by the storm are expected to have a negative impact on CenterPoint Energy’s and CEHE’s earnings for the third quarter and for the full year 2008, primarily due to reduced revenues. However, the exact amount of those impacts cannot be determined at this time.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: September 23, 2008	By:	/s/ Rufus S. Scott
Rufus S. Scott
Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
Date: September 23, 2008	By:	/s/ Rufus S. Scott
Rufus S. Scott
Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.
Date: September 23, 2008	By:	/s/ Rufus S. Scott
Rufus S. Scott
Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary